As filed with the Securities and Exchange Commission on June 10, 2003
                                                   Registration No. 333-105442


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                                    FNB CORP.

             (Exact name of registrant as specified in its charter)


        North Carolina                6021                      56-1456589
------------------------------   ---------------------------  ---------------
(State or other jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
 incorporation or organization)  Classification Code No.)    Identification No.)


                   101 Sunset Avenue, Asheboro, North Carolina 27203
   --------------------------------------------------------------------------
   (Address, including zip code, of registrant's  principal executive offices)


                      FNB CORP. 2003 STOCK INCENTIVE PLAN
-------------------------------------------------------------------------------
                            (Full title of the plan)
                            -------------------------
                                Michael C. Miller
                                    President
                                    FNB Corp.
                                101 Sunset Avenue
                         Asheboro, North Carolina 27203
                                 (336) 626-8300
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                Proposed Maximum       Proposed Maximum
Title of Securities to       Amount to be       Offering Price per     Aggregate Offering     Amount of
be Registered                Registered(1)      Share(2)               Price(2)               Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

Common Stock, par             420,000                $27.66             $11,617,200.00             $939.83
value $2.50
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Based on the total number of shares of common stock of FNB Corp. issuable pursuant to the terms of the above-named plan.

(2) In accordance with Rule 457(h), the registration fee is based upon the average of the high and low prices of the common stock of FNB Corp. on the NASDAQ National Market on May 20, 2003.

                                EXPLANATORY NOTE

         We are filing this amendment to our Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on May 21, 2003 to correct a typographical error on the cover page of such registration statement. The number of shares registered is 420,000, not 240,000 as incorrectly reflected in the Calculation of Registration Fee table in the electronic version of the original registration statement. The registration fee was calculated and paid at the time of the filing of the original registration statement on the basis of 420,000 shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheboro, North Carolina on June 10, 2003.

                                       FNB CORP.


                                    By  /s/ Michael C. Miller
                                       ------------------------
                                        Michael C. Miller
                                        Chairman and President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                          Title                        Date


/s/ Michael C. Miller           Chairman, President            June 10, 2003
--------------------------      and Director(Principal
Michael C. Miller               Executive Officer)


       *                        Treasurer and Secretary        June 10, 2003
--------------------------      (Principal Financial
Jerry A. Little                 and Accounting Officer)

       *                        Director                       June 10, 2003
--------------------------
James M. Campbell, Jr.


       *                        Vice President and             June 10, 2003
--------------------------      Director
R. Larry Campbell


       *                        Director                       June 10, 2003
--------------------------
Darrell L. Frye


       *                        Director                       June 10, 2003
--------------------------
Wilbert L. Hancock


       *                        Vice President and             June 10, 2003
--------------------------      Director
Bruce D. Jones

       *                        Director                       June 10, 2003
--------------------------
Thomas A. Jordan


       *                        Director                       June 10, 2003
--------------------------
Dale E. Keiger


       *                        Director                       June 10, 2003
--------------------------
Eugene B. McLaurin


       *                        Director                       June 10, 2003
--------------------------
R. Reynolds Neely, Jr.


       *                        Director                       June 10, 2003
--------------------------
Richard K. Pugh


       *                        Director                       June 10, 2003
---------------------------
J. M. Ramsay III


   * Michael C. Miller, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post-Effective Amendment No. 1 to Registration Statement on behalf of the above-indicated officers and directors of FNB Corp. pursuant to a power of attorney executed by such persons and previously filed with the Securities and Exchange Commission.


By:   /s/ Michael C. Miller                                  June  10, 2003
    --------------------------
        Michael C. Miller
        Attorney-in-Fact